SINCLAIR ANNOUNCES ANY AND ALL PRIVATE DEBT EXCHANGE OFFER AND CONSENT SOLICITATION OF 5.375% SECURED NOTES OF DIAMOND SPORTS GROUP

BALTIMORE (February 15, 2022) – Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”) (Nasdaq: SBGI) today announced its indirect subsidiaries, Diamond Sports Group, LLC (“Diamond Sports Group”) and Diamond Sports Finance Company (the “Co-Issuer,” and together with Diamond Sports Group, the “Issuers”) have commenced a private exchange offer (the “Exchange Offer”) to Eligible Holders (as defined below) of 5.375% Senior Secured Second Lien Notes due 2026 (CUSIP / ISIN 25277LAF3 / US25277LAF31; U2527JAD7 / USU2527JAD73; 25277L AG1 / US25277LAG14) (the “Exchange Second Lien Secured Notes”) for any and all of the Issuers’ outstanding 5.375% Senior Secured Notes due 2026 (CUSIP / ISIN 25277LAA4 / US25277LAA44; U2527JAA3 / USU2527JAA35) (the “Existing Secured Notes”), on the terms and subject to the conditions set forth in a Confidential Offering Memorandum, Offer to Exchange and Consent Solicitation Statement, dated as of February 14, 2022 (the “Offer Documents”).

Concurrently with the Exchange Offer, the Issuers are soliciting consents (the “Consent Solicitation”) from Eligible Holders of the Existing Secured Notes to amend (the “Proposed Secured Notes Amendments”) the indenture governing the Existing Secured Notes (the “Secured Notes Indenture”). The Proposed Secured Notes Amendments would, among other things, (a) eliminate most of the restrictive covenants and certain of the events of default contained in the Secured Notes Indenture, (b) expressly permit us to consummate certain financing transactions, including (i) Diamond Sports Group’s incurrence of a new $635 million term loan on a first-priority lien basis, (ii) the Issuers’ incurrence of the Exchange Second Lien Secured Notes that are issued and delivered in exchange for the Existing Secured Notes tendered in the Exchange Offer and (iii) Diamond Sports Group’s incurrence of new second-priority lien term loan and revolving credit facilities in exchange for its existing term loans and existing revolving credit facility, (c) provide for the subordination of the lien priority of the liens securing the obligations under the Existing Secured Notes that remain outstanding following completion of the Exchange Offer and Consent Solicitation to the liens securing the new $635 million first-priority lien term loan, the new second-priority lien term loan and revolving credit facilities and the Exchange Second Lien Secured Notes (including refinancings of all such first priority and second priority indebtedness), as well as future second lien secured indebtedness, pursuant to the terms of a new first/second/third lien intercreditor agreement, and (d) provide for collateral sharing on a pari passu third lien basis with the existing term loans and existing revolving credit facility commitments which have not been exchanged for new second-priority lien term loan and revolving credit facilities as described above, as well as with future secured indebtedness incurred on a third-lien basis, pursuant to the terms of a new third lien pari passu intercreditor agreement that will replace the existing first lien intercreditor agreement in effect with respect to the Existing Secured Notes. The Issuers must receive consents from holders of two-thirds (66 2/3%) in aggregate principal amount of outstanding Existing Secured Notes not owned by the Issuers or any of their affiliates to adopt the Proposed Secured Notes Amendments (the “Requisite Notes Consents”). Eligible Holders who validly tender their Existing Secured Notes will be deemed to consent to the Proposed Secured Notes Amendments, and holders may not deliver consents to the Proposed Secured Notes Amendments without validly tendering their Existing Secured Notes in the Exchange Offer.

The Exchange Offer and Consent Solicitation, including the Issuers’ acceptance of validly tendered Existing Secured Notes and payment of the applicable consideration, is conditioned on the satisfaction or waiver of certain conditions, including, but not limited to, receipt of the Requisite Notes Consents, Diamond Sports Group obtaining no less than $635 million aggregate principal amount under the new first-priority lien term loan, and obtaining consent by lenders holding at least a majority of the aggregate principal amount of its outstanding loans and commitments under its the existing term loans and existing revolving credit facility (the “Requisite Loan Consents”), as described in the Offer Documents. The Issuers may terminate, withdraw, amend or extend the Exchange Offer and/or Consent Solicitation in their sole discretion.

As of the date hereof, the Issuers believe the lenders party to the previously announced transaction support agreement represent greater than the Requisite Loan Consents and the Issuers believe the noteholders party to the transaction support agreement represent greater than the Requisite Notes Consents. By executing the transaction support agreement, the lenders and noteholders party thereto agreed, among other things, to use commercially reasonable efforts to support and take all commercially reasonable actions necessary or reasonably requested by the Issuers to facilitate the consummation of the financing transactions described therein, including the Exchange Offer and Consent Solicitation.

The following table sets forth the consideration offered in the Exchange Offer and Consent Solicitation:

		Consideration per $1,000 Principal Amount of Existing Secured Notes Tendered
CUSIP/ISIN	Outstanding Principal Amount of Existing Secured Notes	Total Consideration if Tendered at or prior to the Early Tender Time	Exchange Consideration if Tendered after the Early Tender Time
25277LAA4 / US25277LAA44; U2527JAA3 / USU2527JAA35	$3,050,000,000	$1,000 in aggregate principal amount of Exchange Second Lien Secured Notes	$990 in aggregate principal amount of Exchange Second Lien Secured Notes

The Exchange Offer will expire at 11:59 p.m., New York City time, on March 14, 2022, unless extended or earlier terminated (the “Expiration Time”) by the Issuers. Eligible Holders that validly tender their Existing Secured Notes and deliver consents prior to 5:00 p.m., New York City time, on February 28, 2022 (the “Early Tender Time”), and do not validly withdraw their Existing Secured Notes prior to 5:00 p.m., New York City time, on February 28, 2022 (the “Withdrawal Deadline”) will receive the total consideration set out in the applicable column in the table above. Holders that validly tender their Existing Secured Notes after the Early Tender Time and on or before the Expiration Time will receive the exchange consideration set out in the applicable column in the table above. Validly tendered Existing Secured Notes may not be withdrawn and consents may not be revoked after the Withdrawal Deadline, subject to limited exceptions.

The Issuers will settle all exchanges promptly after the Early Tender Time (the "Early Settlement Date”) and/or Expiration Time (the “Final Settlement Date”). The Early Settlement Date is expected to occur on March 1, 2022, one business day following the Early Tender Time, assuming the conditions to the Exchange Offer and Consent Solicitation have either been satisfied or waived by the Issuers at or prior to the Expiration Time. The Final Settlement Date is expected to occur on March 16, 2022, two business days following the Expiration Time, assuming the conditions to the Exchange Offer and Consent Solicitation have either been satisfied or waived by the Issuers at or prior to the Expiration Time.

Each Exchange Second Lien Secured Note issued in exchange for an Existing Secured Note will have an interest rate and maturity date that are the same as the current interest rate and maturity date of such tendered Existing Secured Note, as well as the same interest payment dates and optional redemption terms. No accrued and unpaid interest will be paid on the Existing Secured Notes in connection with the Exchange Offer. Holders of Existing Secured Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from the Issuers for interest accrued from the date of the last interest payment date for their Existing Secured Notes. However, the first interest payment for the Exchange Second Lien Secured Notes issued in the exchange will include interest from the most recent interest payment date for such corresponding tendered Existing Secured Note on the principal amount of such Exchange Second Lien Secured Notes. Consequently, if an Eligible Holder tenders Existing Secured Notes before the Early Tender Time, the Eligible Holder will receive the same amount of accrued interest that the Eligible Holder would have received had the Eligible Holder not exchanged Existing Secured Notes in the Exchange Offer. However, if an Eligible Holder tenders Existing Secured Notes after the Early Tender Time and they are accepted for exchange, interest will accrue only on the aggregate principal amount of Exchange Second Lien Secured Notes received by the Eligible Holder, which means the Eligible Holder will receive a lower aggregate interest payment on the Eligible Holder’s Exchange Second Lien Secured Notes than the aggregate amount of interest the Eligible Holder would have received on the Eligible Holder’s applicable Existing Secured Notes had the Eligible Holder not tendered them for exchange.

The Issuers’ obligations under the Exchange Second Lien Secured Notes will be jointly and severally guaranteed by Diamond Sports Intermediate Holdings LLC (“Holdings”), the Issuers’ direct parent, and certain wholly-owned subsidiaries of Holdings. The Exchange Second Lien Secured Notes are not guaranteed by Sinclair, Sinclair Television Group, Inc. (“STG”), or any of STG’s subsidiaries.

The Exchange Offer is being made, and the Exchange Second Lien Secured Notes are being offered and issued, only to holders of Existing Secured Notes who are reasonably believed to be (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) not U.S. persons (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of U.S. persons, other than a distributor, and are purchasing the Exchange Second Lien Secured Notes in an offshore transaction in accordance with Regulation S, or (iii) institutional “accredited investors” as such term is defined in Rule 501(a) of the Securities Act. The holders of Existing Secured Notes who are eligible to participate in the Exchange Offer pursuant to the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders are authorized to receive or review the Offering Documents or to participate in the Exchange Offer and Consent Solicitation.

The Offer Documents will be distributed only to holders of Existing Secured Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Copies of the eligibility letter are available to holders through the information and exchange agent for the Exchange Offer, Ipreo LLC, at (888) 593-9546 (U.S. toll-free) or (212) 849-3880 (Banks and Brokers) or ipreo-exchangeoffer@ihsmarkit.com.

The Exchange Offer and Consent Solicitation is made only by, and pursuant to the terms of, the Offer Documents, and the information in this news release is qualified by reference thereto.

This press release shall not constitute an offer to sell or the solicitation of an offer to exchange or purchase the Exchange Second Lien Secured Notes or any other securities, nor shall there be any offer or exchange of the Exchange Second Lien Secured Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. In addition, this press release is neither an offer to exchange or purchase nor a solicitation of an offer to sell any Existing Secured Notes in the Exchange Offer or a solicitation of consents to the Proposed Secured Notes Amendments.

The Exchange Second Lien Secured Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Accordingly, the Exchange Second Lien Secured Notes are being offered for exchange only to persons reasonably believed to be (i) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act, (ii) not U.S. persons (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of U.S. persons, other than a distributor, and are purchasing the Exchange Second Lien Secured Notes in an offshore transaction in accordance with Regulation S, or (iii) institutional “accredited investors” as such term is defined in Rule 501(a) of the Securities Act.

Forward-Looking Statements:

The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to: the potential impacts of the novel coronavirus (“COVID-19”) pandemic on our business operations, financial results and financial position and on the world economy, including the significant disruption to the operations of the professional sports leagues, the need to provide rebates to our distributors related to canceled professional sporting events, and loss of advertising revenue due to postponement or cancellation of professional sporting events, and reduced consumer spending as a result of shelter in place and stay at home orders; our ability to generate cash to service our substantial indebtedness, successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network affiliation and distributor agreements; the successful execution of media rights agreements with professional sports teams; the impact of over-the-top and other emerging technologies and their potential impact on cord-cutting; the impact of distributors offering "skinny" programming bundles that may not include all programming of our networks; pricing and demand fluctuations in local and national advertising; the successful implementation and consumer adoption of our sports direct to consumer platform; volatility in programming costs; the market acceptance of new programming; our ability to identify and consummate acquisitions and investments, to manage increased leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the impact of pending and future litigation claims against the Company; the ongoing assessment of the October cybersecurity event, material legal, financial and reputational risks resulting from a breach of the Company's information systems, and operational disruptions due to the cybersecurity event; the impact of Federal Communications Commission and other regulatory proceedings against the Company; uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy; and any risk factors set forth in Sinclair’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Investor Contacts:
Steve Zenker, VP, Investor Relations
Billie-Jo McIntire, Director, Investor Relations
(410) 568-1500

Media Contact:
sinclair@5wpr.com